Exhibit 23.1




 CONSENT  OF  INDEPENDENT  REGISTERED  PUBLIC  ACCOUNTING  FIRM



We consent to the incorporation by reference in Registration Statement No. 333-34929 and 333-34867 of Sentry Technology Corporation on Form S-8 of our report dated April 11, 2008 appearing in this Annual Report on Form 10-KSB of Sentry Technology Corporation for the year ended December 31, 2007.



/s/  SF  Partnership,  LLP
Chartered  Accountants



Toronto,  Canada
April  11,  2008